UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  November 20, 2012 (November 20, 2012)

HYPERDYNAMICS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475

Houston, Texas 77079

(Address of principal executive offices,

including zip code)

voice:  (713) 353-9400

fax:  (713) 353-9421

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement

On November 20, 2012, SCS Corporation Ltd., a wholly owned subsidiary of Hyperdynamics Corporation, entered into an Agreement with Tullow Guinea Ltd., a subsidiary of Tullow Oil plc, for the sale of a 40% gross interest in the oil and gas exploration concession offshore Guinea and the transfer of operatorship to Tullow.  SCS currently owns a 77% interest, with the remaining 23% owned by Dana Petroleum E&P Limited.  Upon the Closing, the interests will be held: Tullow — 40%; SCS — 37%; and Dana — 23%.

It is provided in the Agreement that Tullow will (i) reimburse SCS in respect of past costs of SCS of $27 million, (ii) carry SCS’s participating interests share of future expenses up to a gross expenditure cap of $100 million, from the date of entry into the next exploration period until 90 days after the drilling of the exploration well, and (iii) carry SCS’s share of costs associated with an appraisal well of the initial exploration well, if drilled, subject to a gross expenditure cap on the appraisal well of $100 million.

Closing of the transfer of the farm-in interest is subject to conditions, including (i) the receipt of an Arrete signed by the Minister of Mines and Geology representing the necessary approvals and consents of the government of the Republic of Guinea, and (ii) Tullow having completed, to its reasonable satisfaction, a good faith due diligence review of compliance with Tullow’s compliance and anti-corruption policies.  The parties have agreed to use commercially reasonable efforts to satisfy all conditions as soon as reasonably practicable and no later than 90 days from the effective date of the Agreement of November 20, 2012.  The due diligence review is expected to be completed no later than December 17, 2012.

The Agreement may be terminated if the conditions are not satisfied in a timely manner, or if SCS breaches any interim period covenants, including a covenant of SCS to continue to conduct its activities in the ordinary course of business.  The Agreement includes representations and warranties of each of SCS and Tullow, including due organization and authority.

The Agreement and any dispute or claims arising out of its subject matter or formation shall be governed by Texas law, and any dispute not resolved by the parties shall be resolved through arbitration in Houston, Texas.

At Closing, Tullow Oil plc, the parent of Tullow Guinea Ltd. will enter into a Parent Company Guarantee to secure payment of the carry obligations of Tullow Guinea Ltd., and the Operating Agreement between SCS and Dana governing the conduct of operations shall be amended and novated to join Tullow Guinea Ltd. as a party.

The foregoing is a summary only of certain material provisions and reference is made to the Agreement that is attached in its entirety as Exhibit 10 to this Report.

Item 9.01              Financial Statements and Exhibits.

Exhibit Number	Description
Exhibit 10	Purchase and Sale Agreement by and between SCS Corporation Ltd. and Tullow Guinea Ltd., dated November 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date:	November 20, 2012	By:	/s/ RAY LEONARD
		Name:	Ray Leonard
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10	Purchase and Sale Agreement by and between SCS Corporation Ltd. and Tullow Guinea Ltd., dated November 20, 2012.